Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3  of our report dated March 28, 2024, relating to the consolidated financial statements of SatixFy Communications Ltd ("the Company") which appears in the Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
May 31, 2024